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                                                                    EXHIBIT 23.2


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) of WatchGuard Technologies, Inc. pertaining to the 2000 Qiave Stock Option Plan of our report dated November 2, 2000, with respect to the financial statements of Qiave Technologies Corporation included in the Current Report (Form 8-K/A) of WatchGuard Technologies, Inc., filed with the Securities and Exchange Commission on December 1, 2000.


                                                           /s/ ERNST & YOUNG LLP


Boston, Massachusetts
December 4, 2000